                                                                    Exhibit 23.7

                   CONSENT OF DUANE, MORRIS & HECKSCHER LLP.


     We hereby consent to the filing of our opinion as an exhibit to the Abigail Adams National Bancorp, Inc. Registration Statement on Form S-4, as amended, and to the reference to our firm under the captions "Summary--Certain Material Federal Income Tax Consequences," "Proposed Merger of Ballston and Subsidiary-- Certain Material Federal Income Tax Consequences," and "Legal Matters" in the Proxy Statement/Prospectus that forms a part of the Registration Statement.

                                            DUANE, MORRIS & HECKSCHER LLP.


October 17, 1997